Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-1 No. 333-133423) of WESCO International, Inc. and WESCO Distribution, Inc.,
2)	Registration Statement (Form S-3 No. 333-119909) of WESCO International, Inc. and WESCO Distribution, Inc.,
3)	Registration Statement (Form S-4 No. 333-133422) of WESCO International, Inc. and WESCO Distribution, Inc.,
4)	Registration Statement (Form S-8 No. 333-81841) pertaining to the CDW Holding Corporation Stock Option Plan for Branch Employees of WESCO International, Inc.;
5)	Registration Statement (Form S-8 No. 333-81845) pertaining to the CDW Holding Corporation Stock Option Plan of WESCO International, Inc.;
6)	Registration Statement (Form S-8 No. 333-81847) pertaining to the WESCO International, Inc. 1998 Stock Option Plan of WESCO International, Inc.;
7)	Registration Statement (Form S-8 No. 333-81857) pertaining to the WESCO International, Inc. 1999 Long-Term Incentive Plan of WESCO International, Inc.; and
8)	Registration Statement (Form S-8 No. 333-91187) pertaining to the WESCO Distribution, Inc. Retirement Savings Plan of WESCO International, Inc.;
of our report dated March 10, 2006 relating to the consolidated financial statements of Communications Supply Holdings, Inc. & Subsidiary for the year ended December 30, 2005 and the period from inception (May 4, 2004) through December 31, 2004 and of the Predecessor for the period from December 27, 2003 through May 3, 2004, appearing in this Form 8-K of WESCO International, Inc.
/s/ Ernst & Young LLP
Chicago, Illinois
November 7, 2006